EXHIBIT 99.1

July 1, 2019

HomeFed LLC (successor to HomeFed Corporation)

1903 Wright Place

Suite 220

Carlsbad, CA 92008

Re: Termination of Stockholders Agreement

Ladies and Gentlemen:

Reference is made to (i) that certain Stockholders Agreement, dated as of March 28, 2014, as amended by that certain Waiver and Amendment No. 1 to Stockholders Agreement, dated as of April 12, 2019 (as amended, the “Stockholders Agreement”), by and between HomeFed Corporation (the “Company”) and Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation) (the “Stockholder”) and (ii) that certain Agreement and Plan of Merger, dated as of April 12, 2019, as amended on May 2, 2019 (as amended, the “Merger Agreement”), by and among the Company, the Stockholder and Heat Merger Sub, LLC (“Merger Sub”), pursuant to which, on the date hereof, the Company merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of the Stockholder and renamed HomeFed LLC (the “Surviving Company”).

The Surviving Company and the Stockholder hereby agree to terminate the Stockholders Agreement effective as of immediately following the effective time of the Merger. Upon such termination, all rights, obligations and liabilities of the Surviving Company and the Stockholder or any of their respective affiliates contained in or arising out of the Stockholders Agreement, shall be terminated and released in full, and the parties and any of their respective affiliates will have no further rights, obligations or liabilities with respect to the Stockholders Agreement.

[Signature page follows.]

Very truly yours,

JEFFERIES FINANCIAL GROUP INC.

By:	/s/ Michael J. Sharp
Name: Michael J. Sharp
Title: Executive Vice President and General Counsel

Acknowledged and agreed to by:

HOMEFED LLC (SUCCESSOR TO HOMEFED CORPORATION)

By:	/s/ Erin N. Ruhe
Name: Erin N. Ruhe
Title: Vice President